Exhibit 10.2

                       ASSIGNMENT AND ASSUMPTION OF LEASE

         THIS ASSIGNMENT AND ASSUMPTION OF LEASE ("Assignment") is made as of the 1st day of December, 2003, by and between: Catheter Innovations, Inc., the Assignor, having a notice address of One Boston Scientific Place, Natick, MA 01760-1537, Attn. Larry Knopf and Rubicon Medical, Inc., Assignee, a corporation incorporated under the laws of the State of Utah, having a notice address of 218 W 12650 S, Draper UT 84020.

                                   WITNESSETH:

         WHEREAS, Assignor (as "Tenant") and WDCI, Inc., Landlord, made and entered into a certain Lease Agreement dated July 1, 1996, as amended by a First Amendment to Lease dated July 1, 1999, and as amended by a Second Amendment to Lease dated November 15, 2001, (collectively the "Lease"), demising certain leased premises located at 3594, 3596, 3598 West 1820 South, Salt Lake City, Utah, containing approximately 30,500 square feet of floor area, all more particularly described in the Lease(the "Premises");

         WHEREAS, Assignor has exercised its First Extension Option, as defined in paragraph 40.1 of the Lease, and the current lease term is through November 30, 2004;

         WHEREAS, Assignor desires to assign the Lease to Assignee;

         WHEREAS, the Lease provides, among other things, that the Lease shall not be assigned without the Landlord's prior consent in writing;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties covenant and agree as follows:

         1. Effective December 1, 2003, Assignor hereby surrenders and assigns to Assignee, and Assignee hereby accepts the surrender and assignment from Assignor, all of Assignor's right, title and interest in, to, and under the Lease, a copy of which is attached hereto as Exhibit "A" and incorporated herein by this reference.

         2. Assignor covenants, warrants and represents that: (a) the Lease is in full force and effect; (b) Assignor has performed all of its obligations up to the effective date of this Assignment; (c) Assignor has full right and power to execute this Assignment; and (d) the Lease has not been further modified, supplemented or amended.

         3. Assignee hereby assumes and agrees to be bound by and pay and perform all of the obligations, terms, covenants and conditions which, pursuant to the Lease, are to be observed, kept and/or performed by the Assignor, effective as of December 01, 2003. Furthermore, Assignee will save and hold harmless Assignor of and from any and all actions, suits, costs, damages, claims and demands whatsoever arising by reason of any act or omission of Assignee relating in any way to this Lease. Without limiting the prior language, Assignee specifically agrees to indemnify Assignor from any liability arising from Assignee's use or misuse of Hazardous Materials, as defined in paragraph 20.01 of the Lease, and the parties agree that for purposes of this indemnification, paragraphs 20.01 through 20.06 the Lease shall be read and construed as if Assignee is the Tenant and Assignor is the Landlord.

         4. Assignor agrees to remain liable for the performance of all terms, covenants and conditions of the Lease to be performed by Assignee and by Assignee's successors and assigns as provided for in paragraph 8.04 of the lease. Assignor's liability for performance shall end:

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         (a) If the Lease is renegotiated between the Assignee and the Landlord.
Any such renegotiation of Lease shall be subject to Assignor's prior written approval;

         (b) At the end of the First Extension Period, November 30, 2004, if the Second Extension Option is not exercised by Assignee or Assignor under the terms set forth in paragraph 40.2 of the Lease; or

         (c) At the end of the Second Extension Period, November 30, 2005, whichever first occurs.

Prior written consent of Assignor shall be required in the event that Assignee wishes to exercise the Second Extension Option. So long as Assignor is liable under the Lease, Assignor shall retain the rights to inspect the Premises and to enter the Premises for the purposes of making repairs, alterations or improvements as may be necessary.

         5. This Assignment is contingent on Landlord's approval and consent to assign the Lease; additionally Landlord's approval shall waive the express limitations on assignment set forth in paragraphs 40.1(c) and 40.2(c) of the Lease. Prior to the execution of this Assignment, Landlord acknowledged and approved in concept this Assignment and agreed that it would waive the limitations in paragraphs 40.1 (c) and 40.2(c).

         6. Assignor shall retain the right to exercise the Second Extension Option for the Second Extension Period if Assignee elects not to extend the Lease. Assignee shall give written notice of its election to extend or decision not to extend to Assignor no later than 150 days before the expiration of the First Extension Period. In the event Assignee elects not to exercise the Second Extension Option, the following shall occur;

         (a) Assignee shall surrender the Premises to Assignor upon or prior to, but no later than, the commencement of the Second Extension Period; and

         (b) Assignor shall refund the security deposit paid to Assignor by Assignee less any offsets taken by Assignor pursuant to this Assignment or the Lease. Assignor shall then look to Landlord at the termination of the Lease for a refund of the security deposit.

         7. Unless returned by the Landlord to Assignor beforehand, on or by December 1, 2003, Assignee shall pay $8,700 to Assignor. The $8,700 is equal to the security deposit held by Landlord pursuant to paragraph 25 of the Lease, as amended. Upon the termination of the Lease, Assignee shall look to Landlord for a return of the security deposit.

Landlord may rely upon this Assignment when refunding the security deposit. If the security deposit is paid to Assignor, so that Assignor has been paid twice, Assignor shall immediately repay the $8,700 to Assignee.

         8. Pursuant to paragraph 8.01 of the Lease, Landlord has approved in concept this Assignment upon the express conditions that: (a) the Assignor remain liable for the full and due performance by the Assignee of all terms, obligations, covenants and agreements under the Lease as further outlined and limited therein; and (b) no further assignment of the Lease shall hereafter be made without the prior written consent of the Landlord and Assignor.

         9. During the period of time that Assignor is liable for Assignee's performance of the Lease, Assignee shall not make any alterations, improvements, or additions to the Premises without Assignor's prior written consent and approval of the plans and specifications.

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         10. Nothing in this Assignment shall be deemed to authorize any assignment or other transfer in whole or in part of the interest of Assignee in violation of any provisions of the Lease.

         11. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their successors and permitted assigns. This Assignment shall be construed pursuant to laws of the State of Utah.

         12. In the event any party hereto shall enforce the terms of this Assignment by suit or otherwise, the party at default shall pay the costs and expenses incident thereto including reasonable attorney's fees.

         13. This Assignment, together with all exhibits, contains the entire agreement between the parties and no modification of this Assignment shall be binding upon the parties unless evidenced by an agreement, in writing, signed the parties after the date hereof.

         IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption of Lease as of the date first written.

ASSIGNOR:                                        ASSIGNEE:

Catheter Innovations, Inc.                       Rubicon Medical, Inc.


By:  /s/ Larry Knopf                             By:   /s/ Brian C. Woolf
   ------------------------------                   ----------------------------
   Its:                                             Its:   CFO

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